Exhibit 99.1

NAUTILUS, INC. FINISHES CHALLENGING 2019 WITH ENCOURAGING FOURTH QUARTER RESULTS

Fourth Quarter 2019 Retail Segment Sales Increased 4.8% Compared to Same Period Last Year

Company Generated Cash Flow from Operations of $13.0 Million and EBITDA Grew to $5.9 Million in the Fourth Quarter 2019

Fourth Quarter 2019 EPS from Continuing Operations Increased 140% to $0.12, Compared to Same Period Last Year

Company Provides First Quarter 2020 EBITDA Guidance

VANCOUVER, WASHINGTON, February 24, 2020 - Nautilus, Inc. (NYSE: NLS) today reported its unaudited operating results for the fourth quarter and full year ended December 31, 2019.

Fourth Quarter 2019 Highlights Compared to Fourth Quarter 2018

•	Net Sales were $104.2 million, down 9.7% compared to $115.4 million. The 4.8% increase in the Retail Segment was offset by a 28.1% decline in the Direct Segment.

•
Operating Expenses decreased by 27.4% to $34.9 million compared to $48.0 million, primarily due to reductions in sales and marketing expenses, general and administrative costs, and research and development costs.

•	Operating Income increased by 21.4% to $3.3 million compared to $2.7 million.

•	Income from Continuing Operations increased to $3.7 million, or $0.12 per diluted share, compared to income from continuing operations of $1.5 million, or $0.05 per diluted share.

•	The tax rate for the fourth quarter was minus 25.8% primarily due to a true-up of an income tax benefit in the prior quarter.

•	EBITDA from continuing operations increased to $5.9 million compared to $5.0 million.

“We are seeing signs that the improvements made during the latter half of 2019 are beginning to benefit our business. New technology enhancements to our product offerings combined with more efficient advertising and reduced overall operating expenses resulted in overall improved results for the fourth quarter,” said Jim Barr, Chief Executive Officer. “We enter 2020 in a stronger financial position, having recently secured a new $70 million Senior Secured Credit Facility. We are very encouraged by customer reception of our new digital platform and new product offerings as well as the improvements in our cost structure, but we are very early in our transformation process. Throughout 2020, we will continue to focus on unlocking the potential of our brands and returning the company to sustainable profitable growth, but we do not expect the changes we are making to our company will result in immediate linear quarterly improvements.”

Fourth Quarter 2019 Segment Results Compared to Fourth Quarter 2018

Direct

•	Net Sales were $35.9 million, down 28.1% from $49.9 million. Increased sales of Bowflex bikes and Max TotalTM were more than offset by lower Max Trainer® product sales.

•	Gross Margin was 49.9%, down from 58.7%, driven by unfavorable product mix and unfavorable overhead absorption related to the decrease in sales.

•
Operating Loss was $5.0 million compared to operating loss of $3.8 million. The increased loss primarily reflected lower net sales and lower gross margin rates partially offset by reductions in sales and marketing expenses. The Company optimized fitness-season advertising spend and focused on higher-returning media which resulted in a 42.7% reduction in advertising expense.

Retail

•
Net Sales were $67.5 million, up 4.8% from $64.4 million. Higher sales were driven primarily by SelectTech weights and Schwinn IC bikes as well as third quarter 2019 shipment delays that were recognized in the fourth quarter of 2019.

•	Gross Margin was 28.8%, down from 31.7%, driven primarily by unfavorable sales mix and higher tariffs.

•
Operating Income was $12.2 million, up 8.1% from $11.3 million. Lower gross margin dollars were more than offset by more efficient sales and marketing expenses, as well as reduced research and development costs.

Balance Sheet

As of December 31, 2019, the Company had cash and cash equivalents of $11.1 million and debt of $14.1 million, compared to cash, cash equivalents and marketable securities of $63.5 million and debt of $32.0 million as of December 31, 2018. Inventory as of December 31, 2019 was $54.8 million, compared to $68.5 million as of December 31, 2018. The decrease in inventory was primarily due to Company efforts to align inventory levels more closely with sales trends.

New Secured Credit Facility

In February 2020, the Company announced the closing of a new five-year $70 million Senior Secured Credit Facility (“the Credit Facility”), consisting of a new $55 million asset-based revolver and a $15 million term loan with Wells Fargo Bank, NA (“Wells Fargo”). Nautilus, Inc. will use proceeds from the Credit Facility to refinance the existing $40 million asset-based facility, pay transaction expenses, and for general corporate purposes. The Credit Facility does not contain any financial performance covenants for the first two years of the facility except for a minimum liquidity covenant of $7.5 million. Beginning February 1, 2022, the minimum liquidity covenant shall decrease to $5 million and only a minimum EBITDA covenant shall apply. Interest on the asset-based revolver shall accrue at LIBOR plus a margin of 1.75% - 2.25% (based on average quarterly availability) and interest on the term loan shall accrue at LIBOR plus 5.00%. The Credit Facility will have a five-year term maturing on January 31, 2025 and the term loan shall contain amortization as scheduled in the credit agreement.

Guidance

The Company does not plan to provide specific guidance on an ongoing basis but due to the timing of the fourth quarter 2019 release and the early stages of its business transformation, it is providing the following commentary: The Company expects EBITDA from continuing operations to be a loss in the range of $4.0 million to $1.0 million. Capital expenditures for 2020 are anticipated to be in the range of $8.0 million to $10.0 million.

These statements are forward-looking and actual results may materially differ. Refer to the “Forward-Looking Statements” section below for information on the factors that could cause our actual results to materially differ from these forward-looking statements.

Conference Call

Nautilus will host a conference call at 4:30 p.m. ET (1:30 p.m. PT) on Monday, February 24, 2020 to discuss the Company’s operating results for the fourth quarter and full year ended December 31, 2019. The call will be broadcast live over the Internet hosted at http://www.nautilusinc.com/events and will be archived online within one hour after completion of the call. In addition, listeners may call (877) 425-9470 in North America and international listeners may call (201) 389-0878. Participants from the

Company will include Jim Barr, Chief Executive Officer, Aina Konold, Chief Financial Officer, Bill McMahon, Special Assistant to the CEO, and Dave Wachsmuth, Senior Director of Finance.

A telephonic playback will be available from 7:30 p.m. ET, February 24, 2020 through 11:59 p.m. ET, March 9, 2020. Participants can dial (844) 512-2921 in North America and international participants can dial (412) 317-6671 to hear the playback. The passcode for the playback is 13698416.

Non-GAAP Presentation

In addition to disclosing its financial results determined in accordance with GAAP, Nautilus has presented in this release certain non-GAAP financial measures, which exclude the impact of certain items (as further described below) and provide supplemental information regarding operating performance. Nautilus presents non-GAAP financial measures as a complement to results provided in accordance with GAAP, and the non-GAAP financial measures should not be regarded as a substitute for GAAP. By disclosing these non-GAAP financial measures, management intends to provide investors with a supplemental comparison of operating results and trends for the periods presented. Management believes these measures are also useful to investors as such measures allow investors to evaluate performance using the same metrics that management uses to evaluate past performance and prospects for future performance. Nautilus strongly encourages you to review all of its financial statements and publicly-filed reports in their entirety and to not rely on any single financial measure.

For a quantitative reconciliation of our non-GAAP financial measures to the most comparable GAAP measures, see "Reconciliation of Non-GAAP Financial Measures" included with this release.

EBITDA from Continuing Operations

Nautilus defines EBITDA from continuing operations as its income from continuing operations, adjusted to exclude interest expense (income), income tax expense (benefit) of continuing operations, and depreciation and amortization expense. Nautilus uses EBITDA from continuing operations in evaluating its operating results and for financial and operational decision-making purposes such as budgeting and establishing operational goals. Nautilus believes that EBITDA from continuing operations helps identify underlying trends in its business that could otherwise be masked by the effect of the items that are excluded from EBITDA from continuing operations and enhances the overall understanding of the Company’s past performance and future prospects. Management believes that EBITDA is frequently used by investors, securities analysts and other interested parties in their evaluation of companies, many of which present EBITDA when reporting their results. Other companies may calculate EBITDA differently, and it may not be comparable.

About Nautilus, Inc.

Headquartered in Vancouver, Washington, Nautilus, Inc. (NYSE: NLS) is a global technology driven fitness solutions company that believes everyone deserves a fit and healthy life. With a brand portfolio including Bowflex®, Nautilus®, Octane Fitness® and Schwinn®, Nautilus, Inc. develops innovative products to support healthy living through direct and retail channels as well as in commercial channels. Nautilus, Inc. uses the investor relations page of its website (www.nautilusinc.com/investors) to make information available to its investors and the market.

Forward-Looking Statements

This press release includes forward-looking statements (statements which are not historical facts) within the meaning of the Private Securities Litigation Reform Act of 1995, including: projected or forecasted financial and operating results, including future plans for introduction of new products and marketing campaigns, anticipated demand for the Company's new and existing products, and projected impact of the new and continuing product launches on the Company’s operating results for the first quarter of 2020 and future periods; statements regarding the Company's prospects, resources or capabilities; planned investments, strategic initiatives and the anticipated or targeted results of such initiatives; and planned operational initiatives and the anticipated cost-saving results of such initiatives. Factors that could cause Nautilus, Inc.’s actual results to differ materially from these forward-looking statements include: weaker than expected demand for new or existing products; our ability to timely acquire inventory that meets our quality control standards from sole source foreign manufacturers at acceptable costs; an inability to pass along or otherwise mitigate the impact of raw material price increases and other cost pressures, including unfavorable currency exchange rates; experiencing delays and/or greater than anticipated costs in connection with launch of new products, entry into new markets, or strategic initiatives; our ability to hire and retain key management personnel; changes in consumer fitness trends; changes in the media consumption habits of our target consumers or the effectiveness of our media advertising; a decline in consumer spending due to unfavorable economic conditions; and softness in the retail marketplace. Additional assumptions, risks and uncertainties are described in detail in our registration statements, reports and other filings with the Securities and Exchange Commission, including the “Risk Factors” set forth in our Annual Report on Form 10-K, as supplemented by our quarterly reports on Form 10-Q. Such filings are available on our website or at www.sec.gov. You are cautioned that such statements are not guarantees of future performance and that our actual results may differ materially from those set forth in the forward-looking statements. We undertake no obligation to publicly update or revise forward-looking statements to reflect subsequent developments, events or circumstances.

# # # #

SOURCE: Nautilus, Inc.
Investor Relations Contact:
John Mills, ICR, LLC
Telephone: (646) 277-1254

RESULTS OF OPERATIONS INFORMATION

The following summary contains information from our consolidated statements of operations for the three and twelve months ended December 31, 2019 and 2018 (unaudited and in thousands, except per share amounts):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018

Net sales	$104,173	$115,385	$309,285	$396,753
Cost of sales	66,016	64,670	198,702	215,013
Gross profit	38,157	50,715	110,583	181,740

Operating expenses:
Selling and marketing	25,449	36,438	94,595	115,920
General and administrative	6,418	7,486	30,242	28,226
Research and development	3,000	4,081	14,282	16,825
Goodwill and intangible impairment charge	—	—	72,008	—
Total operating expenses	34,867	48,005	211,127	160,971

Operating income (loss)	3,290	2,710	(100,544)	20,769
Other (expense) income, net	(378)	(4)	(1,288)	232
Income (loss) from continuing operations before income taxes	2,912	2,706	(101,832)	21,001
Income tax (benefit) expense	(751)	1,246	(9,537)	5,891
Income (loss) from continuing operations	3,663	1,460	(92,295)	15,110
Loss from discontinued operations, net of income taxes	(176)	(98)	(505)	(452)
Net income (loss)	$3,487	$1,362	$(92,800)	$14,658

Basic income (loss) per share from continuing operations	$0.12	$0.05	$(3.11)	$0.50
Basic loss per share from discontinued operations	(0.01)	—	(0.02)	(0.02)
Basic net income (loss) per share(1)	$0.12	$0.05	$(3.13)	$0.49

Diluted income (loss) per share from continuing operations	$0.12	$0.05	$(3.11)	$0.50
Diluted loss per share from discontinued operations	(0.01)	—	(0.02)	(0.01)
Diluted net income (loss) per share(1)	$0.12	$0.05	$(3.13)	$0.48

Shares used in per share calculations:
Basic	29,756	29,708	29,684	30,099
Diluted	29,756	29,926	29,684	30,355

(1) May not add due to rounding.

SEGMENT INFORMATION

The following tables present certain comparative information by segment for the three and twelve months ended December 31, 2019 and 2018 (unaudited and in thousands):

	Three Months Ended December 31,		Change
	2019	2018	$	%
Net sales:
Direct	$35,906	$49,945	$(14,039)	(28.1)%
Retail	67,487	64,424	3,063	4.8%
Royalty	780	1,016	(236)	(23.2)%
	$104,173	$115,385	$(11,212)	(9.7)%

Operating (loss) income:
Direct	$(5,000)	$(3,802)	$(1,198)	(31.5)%
Retail	12,240	11,320	920	8.1%
Unallocated corporate	(3,950)	(4,808)	858	17.8%
	$3,290	$2,710	$580	21.4%

	Twelve Months Ended December 31,		Change
	2019	2018	$	%
Net sales:
Direct	$119,651	$184,925	$(65,274)	(35.3)%
Retail	186,584	208,092	(21,508)	(10.3)%
Royalty	3,050	3,736	(686)	(18.4)%
	$309,285	$396,753	$(87,468)	(22.0)%

Operating (loss) income:
Direct	$(24,569)	$6,865	$(31,434)	(457.9)%
Retail	16,043	31,516	(15,473)	(49.1)%
Unallocated corporate	(92,018)	(17,612)	(74,406)	(422.5)%
	$(100,544)	$20,769	$(121,313)	(584.1)%

BALANCE SHEET INFORMATION

The following summary contains information from our consolidated balance sheets as of December 31, 2019 and 2018 (unaudited and in thousands):

	As of December 31,
	2019	2018
Assets

Cash and cash equivalents	$11,070	$38,125
Available-for-sale securities	—	25,392
Trade receivables, net of allowances of $45 and $99	54,600	45,847
Inventories	54,768	68,465
Prepaids and other current assets	8,283	7,980
Income taxes receivable	472	5,653
Total current assets	129,193	191,462
Property, plant and equipment, net	22,755	22,216
Operating lease right-of-use assets	20,778	—
Goodwill	—	63,452
Other intangible assets, net	43,243	55,240
Other assets	4,510	574
Total assets	$220,479	$332,944

Liabilities and Shareholders' Equity

Trade payables	$74,255	$87,265
Accrued liabilities	7,633	8,370
Operating lease liabilities, current portion	3,720	—
Warranty obligations, current portion	3,100	3,213
Note payable, current portion, net of unamortized debt issuance costs of $0 and $7	—	15,993
Total current liabilities	88,708	114,841
Operating lease liabilities, non-current	18,982	—
Warranty obligations, non-current	2,617	2,362
Income taxes payable, non-current	3,676	3,427
Deferred income tax liabilities, non-current	1,783	11,888
Other long-term liabilities	46	1,837
Debt payable, non-current, net of unamortized debt issuance costs of $230 and $7	14,071	15,993
Shareholders' equity	90,596	182,596
Total liabilities and shareholders' equity	$220,479	$332,944

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

The following table presents a reconciliation of EBITDA from continuing operations for the three and twelve months ended December 31, 2019 and 2018 (unaudited and in thousands):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018

Income (loss) from continuing operations	$3,663	$1,460	$(92,295)	$15,110
Interest expense, net	259	37	818	7
Income tax (benefit) expense of continuing operations	(751)	1,246	(9,537)	5,891
Depreciation and amortization	2,766	2,296	10,811	8,942
Earnings (loss) before interest, taxes, depreciation and amortization (EBITDA) from continuing operations	$5,937	$5,039	$(90,203)	$29,950